SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 19, 2016

WONHE HIGH-TECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-54744	26-0775642
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room 1001, 10th Floor, Resource Hi-Tech Building South Tower

No. 1 Songpingshan Road, North Central Avenue North High-Tech Zone

Nanshan District, Shenzhen, Guangdong Province, P.R. China 518057

(Address of principal executive offices) (Zip Code)

852-2815-0191

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On April 19, 2016 the Registrant sold a total of 15,000,000 shares of common stock to two investors in a private offering. Qing Tong, a member of the Registrant's board of directors, purchased 3,000,000 shares. The remaining 12,000,000 shares were purchased by an unaffiliated entity. The purchase price for the shares was 0.52 Renminbi (approx. $.08) per share, or a total of 7,800,000 Renminbi (approx. $1,200,000).

The shares were sold to investors who are accredited investors and were purchasing for their own accounts. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) and Section 4(5) of the Securities Act. The offering was also sold in compliance with the exemption from registration provided by Regulation S, as all of the purchasers are residents of the People’s Republic of China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONHE HIGH-TECH INTERNATIONAL, INC.
Dated: April 22, 2016
	By:	/s/ Nanfang Tong
Nanfang Tong Chief Executive Officer

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